EXHIBIT 5.1


                                November 23, 1999


SmartServ Online, Inc.
One Station Place
Stamford, CT  06902

Gentlemen:

         We have acted as counsel for SmartServ Online, Inc., a Delaware corporation (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 300,000 shares of Common Stock, par value $ .01 per share (the "Shares") issuable upon exercise of options granted or to be granted pursuant to (a) the Company's Amended and Restated 1996 Stock Option Plan (the "Plan"), (b) non-qualified stock option contacts between the Company and its non-employee directors (the "Director Stock Option Contracts"), and (c) non-qualified stock option contracts between the Company and its employees (the "Employee Stock Option Contracts" and, together with the Plan and the Director Stock Option Contracts, the "Stock Option Documents").

         In connection with the foregoing, we have examined, among other things, the Stock Option Documents, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the exercise of options granted or to be granted under the Stock Option Documents will be, when issued pursuant to the Stock Option Documents, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,



                                      /s/ Parker Chapin Flattau & Klimpl, LLP